Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statements:
1)	Registration Statement (Form S-3 No. 333-120692),

2)	Registration Statement (Form S-3 No. 333-150737),

3)	Registration Statement (Form S-3 No. 33-94782),

4)	Registration Statement (Form S-3 No. 333-22211),

5)	Registration Statement (Form S-3 No. 333-43267),

6)	Registration Statement (Form S-3 No. 333-39282),

7)	Registration Statement (Form S-3 No. 333-65592), and

8)	Registration Statement (Form S-3 No. 333-125571);
of Liberty Property Trust and Liberty Property Limited Partnership and in the related Prospectuses of our reports dated February 25, 2009 (Except for Notes 2, 8, 11, 12, 13 and 14 as to which date is May 19, 2009), with respect to the consolidated financial statements and schedule of Liberty Property Limited Partnership, and the effectiveness of internal control over financial reporting of Liberty Property Limited Partnership, included in this Annual Report (Form 10-K/A) for the year ended December 31, 2008.
/s/ Ernst & Young LLP
Philadelphia, Pennsylvania
May 19, 2009